Exhibit 10.32

MEDB BUILDING LEASE

THIS LEASE, made and entered into this 28th day of November, 2005, by and between MAUI ECONOMIC DEVELOPMENT BOARD, INC., a Hawaii nonprofit corporation, with its business and mailing address at 590 Lipoa Parkway, Suite 103, Kihei, HI 96753, hereinafter called “Lessor,” and VIRTUAL RADIOLOGIC CONSULTANTS, INC., a Minnesota corporation, with its business and mailing address at 5995 Opus Parkway, Suite 200, Minnetonka, MN 55343, hereinafter called “Lessee,”

W I T N E S S E T H:

1. Premises. Lessor hereby leases to Lessee and Lessee hereby rents from Lessor the area shown on the site plan, Exhibit A (herein the “premises”), attached hereto and incorporated herein, containing approximately 2,222 square feet of the MEDB Building (the “building”), and known as Suite 4 located at the Maui Research and Technology Park, Lot 13 B1, 1305 North Holopono Street, Kihei, Hawaii, including the right to use with others the common areas designated by Lessor such as halls, stairs, parking, restrooms and other public parts of the building and property.

2. Term.

(a) The term of this lease shall be the period commencing on the date that is the earlier of (i) the date which is thirty (30). calendar days after Lessor substantially completes “Lessor’s Work” pursuant to Exhibit C (or would have substantially completed Lessor’s Work had Lessor not been prevented from so doing due to delays caused by Lessee) and delivers possession of the premises to Lessee, which date is presently estimated to be on or about March 1, 2006, or (ii) the date on which Lessee first opens for business in the premises (the “Term Commencement Date”) and ending on the last day of the fifty ninth (59th) full calendar month thereafter (the “Term Expiration Date”), unless sooner terminated as herein provided. Lessor shall have no right to delay the substantial completion date due to delays caused by Lessee unless Lessor notifies Lessee that there is a delay caused by Lessee within 24 hours after Lessee commences to cause such delay. As used herein, to “substantially complete” Lessor’s Work shall have the same meaning as in Exhibit C hereto. If the Term Commencement Date does not occur by June 1, 2006 (provided that if and to the extent the Term Commencement Date was delayed by Lessee, the foregoing date shall be delayed by the same number of days), then Lessee shall have the right to terminate this Lease, in which event Lessor shall promptly refund any prepaid rent and other amounts paid by Lessor to Lessee.

Within thirty (30) days of the Term Commencement Date, Lessor and Lessee shall execute a Confirmation of Commencement Date, substantially in the form of Exhibit B attached hereto. Lessee’s failure to execute this Confirmation shall not affect the Term Commencement Date nor the Term Expiration Date, but at Lessor’s option, shall constitute a default by Lessee of its obligations under this Lease.

3. Basic Rent. Lessee shall pay Base Rent and additional rent, if applicable, as set forth below, (Base Rent and additional rent, as defined in Paragraph (b) hereof, being hereinafter collectively referred to as “Basic Rent”), in advance on the first day of each calendar month at the principal place of business of Lessor or such other place designated by Lessor, without demand therefor and without any deduction or offset whatsoever. In the event that the duty to pay rent commences on a day other than the first day of a calendar month or terminates on a day other than the last day of such month, the rent for such fraction of a month shall be prorated on a thirty (30) day month basis. Base Rent for the first month, or fraction thereof, of this lease is due and payable upon execution hereof. Basic Rent for the term of this lease shall be as follows:

(a) Base Rent. The Base Rent for each of the months during the term hereof shall be as follows:

Months 1-6	$1,999.80
Months 7-12	$3,999.60
Months 12-24	$4,119.56
Months 24-36	$4,243.15
Months 36-48	$4,370.44
Months 48-59	$4,501.55.

(b) Additional Rent. Lessee shall pay as additional rent all other sums of money or charges required to be paid by Lessee under this lease, whether or not the same is designated additional rent. If such amounts or charges are not paid at the time provided in the lease, then, they nevertheless shall be collectible as additional rent with any installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Lessor.

4. Net Rent; General Excise Taxes. All of the rent due under this lease shall be net above taxes, assessments and charges of any kind otherwise payable by the Lessee. All of the rent, taxes, assessments, charges and other reimbursements provided for in this lease shall be net above Hawaii general excise taxes, and the Lessee shall also pay (in addition to such rent, taxes, assessments, charges and other reimbursements) an amount which, when added to the rental payments and taxes, assessments, charges and other reimbursements reserved under this lease, shall yield to the Lessor after the deduction of all Hawaii general excise taxes a net amount equal to that which the Lessor would have realized from such payments, taxes, assessments, charges and other reimbursements had no such taxes been imposed. During such time as the Hawaii general excise tax remains at its present rate of four percent (4%) and no other taxes are imposed upon the receipt by the Lessor of the rental payments and other reimbursements due hereunder, such additional amount will be equal to 4.166% of the rental payments, taxes, assessments, charges and other reimbursements reserved under this lease. As used herein, “Hawaii general excise taxes” shall mean the amount of gross income taxes payable by the Lessor under the Hawaii General Excise Tax Law, or any similar law which may be hereafter enacted, on account of the receipt, actual or constructive, by the Lessor of the rental payments, payment or reimbursement of real property taxes, assessments, charges and other sums payable by the Lessee under this lease, the payment or reimbursement of gross income taxes, and any other taxable gross income attributable to the premises or this lease.

5. Lessor’s Construction Obligations. Lessor shall construct or furnish to Lessee the improvements, facilities and services specified in Exhibit C attached hereto (“Lessor’s Work”). Lessor shall have no other obligation in connection with the construction of improvements and/or the furnishing of facilities or services except as provided therein. Exhibit A designates the location of the premises in the building.

6. Lessee’s Construction Obligations. Lessee will construct, make, install and provide, at no cost to Lessor, all furniture, fixtures and equipment as may be necessary to prepare the premises for the use and occupancy of Lessee as office space consistent with a building of the location and character of that in which the premises are located, including, without limitation, the items specified in Exhibit C attached hereto as “Lessee’s Work” (“Lessee’s Work”). Lessor shall notify Lessee in writing when Lessor’s Work is substantially complete. Provided that Lessee has obtained the insurance required by this lease, Lessee shall, upon receipt of Lessor’s notice, have the right to enter the building and the premises to install all Lessee’s furniture, fixtures and equipment in the premises. Lessee’s entry into the building and the premises hereunder shall be at Lessee’s own risk and without interference with any remaining work which must be performed by Lessor in the premises or the building.

7. Quiet Enjoyment. Lessor agrees that upon payment of the rent herein provided for and upon the observance and performance by Lessee of the covenants herein contained and on the part of Lessee to be observed and performed, subject to the provisions of the lease, Lessee shall peaceably hold and enjoy the premises for the term hereby demised without interruption or disturbance by Lessor or any person claiming by, through or under Lessor.

8. Use. Premises may be used and occupied only as General Office Use and remote radiology file reading and for no other purpose or purposes. In addition, the parties understand that Lessor has obtained a Financial Assistance Award (the “Award”) from the U.S. Department of Commerce, Economic Development Administration (the “EDA”), for the construction of the MEDB Building. The EDA has strict requirements pertaining to the use of the premises and thus, the premises shall not be used for any purpose other than the general and special purpose of the Award, including but not limited to, high technology incubator businesses. Further, Lessee shall comply with applicable EDA regulations and requirements concerning, but not limited to, nondiscrimination and environmental compliance.

No use shall be made of premises, nor act done in or about premises, which is illegal, unlawful, or which will increase the existing rate of insurance upon the building. Lessee shall not commit or allow to be committed any waste upon premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the building, nor shall Lessee use any apparatus, machinery or device in or about the premises which shall cause any substantial noise or vibration. If any of Lessee’s office machines and equipment should disturb the quiet enjoyment of any other tenant in the building, then Lessee shall provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance.

9. Services Provided by Lessor. Provided Lessee shall not be in default hereunder after the expiration of applicable notice and cure periods, Lessor will maintain, repair and restore the common areas of the building and property, including lobbies, stairs, corridors and restrooms, common area utilities, the mechanical, air conditioning, plumbing and electrical equipment serving the building (excluding such equipment which serves the premises exclusively), and the structure of the building in reasonably good order and condition. Lessor shall not be liable for any damages caused thereby, or for stoppage or interruption of any of said services mentioned in this paragraph for any reason whether caused by Lessor or otherwise, nor shall Lessor be liable under any circumstances for loss of or injury to persons or property however occurring, through or in connection with or incidental to the furnishing of any of the foregoing, nor shall such failure relieve Lessee from the duty to pay the full amount of rent herein reserved or constitute or be construed as a constructive or other eviction of Lessee.

10. Cost of Services. During the term of this lease, in addition to Base Rent, Lessee shall pay to Lessor on the first day of each month, as additional rent, a pro rata share of the total direct expenses (as herein defined) paid or incurred by Lessor on account of the operation or maintenance of the building. Lessee’s share shall be in the ratio that the rentable area of the premises bears to the total rentable area in the building. The term “direct expenses” as used herein shall include all costs of operation and maintenance of the building and surrounding plaza and open areas and parking area to include the subdivided parcel on which the building is located and all easements thereto, as determined by standard accounting practices and shall include the following costs by way of illustration but not limitation: property taxes; the cost and expenses in contesting the amount or validity of any property taxes by appropriate legal proceedings; water and sewer charges; insurance premiums; license, permit and inspection fees; landscaping; security; elevator maintenance; building maintenance; roof repairs; parking area repairs and repaving of parking areas; janitorial services; trash removal; labor; air conditioning maintenance and repairs; maintenance of common area utility pipes and conduits; supplies; materials; equipment and tools; depreciation on machinery and equipment used in maintenance; the cost and expenses incurred by Lessor in bringing the building into compliance with federal, state or local laws which require physical alteration to the building; electrical expenses (which electrical expenses shall include without limitation, costs of lights and power for the lobby, parking and other common areas, the air-conditioning system and other electrical expenses incurred in the normal operations of the building); and management fees. In addition, “direct expenses” shall include a monthly “reserve” amount that will be collected to help defray long term repair costs, provided, however, that during the initial term of this Lease, these reserve amounts shall be based on a budget to be determined by Lessor, with the total reserve amount for the building and property not exceeding $31,070.00 in the first full year of the term of this Lease and with annual increases no greater than four percent (4%). These reserve amounts will be held long term and not reconciled at year end. The term “property taxes” as used herein shall include all real estate taxes or personal property taxes and other taxes, charges and assessments which are levied with respect to the building and any improvements, fixtures and equipment and all other property of Lessor, real or personal, located in the building and used in connection with the operation of the building and the land upon which they are situated. The term “property taxes” shall also include any tax which shall be levied in addition to or in lieu of real estate or personal property taxes. Without limitation, Lessor shall be obligated to refund to Lessee Lessee’s prorata share of the amount of any refund, rebate or the like of taxes and/or assessments that were paid by Lessee (directly or as additional rent) regardless of whether such refund, rebate or the like is received by Lessor after the expiration of the term of this Lease. Any other terms or provisions of this Lease to the contrary notwithstanding, the costs and expenses described on Exhibit G attached hereto and made a part hereof shall be excluded from direct expenses.

Within one hundred and twenty (120) days after the end of each fiscal year (ending June 30) (“Fiscal Year”) or as soon after such 120-day period as practicable, Lessor will deliver to Lessee a statement of amounts payable under this section for such fiscal year prepared and certified by Lessor. If such statement shows an amount owing by Lessee that is less than the estimated payments previously made by Lessee for such fiscal year, the excess will be held by Lessor and credited against the next payment of rent; however, if the term of this Lease has ended and Lessee was not in default at its end, Lessor will refund the excess to Lessee. If such statement shows an amount owing by Lessee that is more than the estimated payments previously made by Lessee for such fiscal year, Lessee will pay the deficiency to Lessor within forty-five (45) days after the delivery of such statement.

Within forty-five (45) days prior to the end of each Fiscal Year, Lessor shall furnish to Lessee the Lessor’s estimated cost of services for the following year.

Lessor shall maintain accurate records of operating costs. Lessee shall have the right to inspect and audit all records of Lessor with respect to additional rent. If Lessee’s representatives request print-outs or copies of any such records, Lessor shall deliver the print-outs or copies and Lessee shall reimburse Lessor for the reasonable costs of the print-outs and copies. Lessor shall reimburse Lessee for any amount paid by Lessee which should not have been paid.

11. Right to Use Common Areas. It is understood that Lessee and Lessee’s employees and customers shall have the right in common with other lessees of the building and their employees and customers to use the common areas designated by Lessor such as halls, stairs, parking, restrooms, malls and other public parts of the building and property.

12. Utilities. Lessee agrees to pay for all utility services rendered or furnished to the premises including heat, gas, water, electricity, sprinkler charges, if any, assessed by any governmental authority, fire line charges, sewer rental, sewage treatment facilities charges and the like, together with all taxes levied or other charges on such utilities and governmental charges based on utility consumption, standby utility capacity or potential utility use. Prior to the Term Commencement Date, Lessor shall, at its own expense, install sub meters to monitor and regulate the distribution and billing for any of the foregoing. Lessor shall not be liable for the quality, quantity, failure or interruption of such services to the premises unless the problem, failure or interruption is caused by Lessor’s willful act or gross neglect. In addition, Lessor shall under no circumstances be liable to Lessee for damages or otherwise for any failure to furnish or interruption in service of any water, gas, electricity, air conditioning, for stoppage of sewers, or for closure of the building due to acts of God or natural elements or from any cause whatsoever, unless the problem, failure or interruption is caused by Lessor’s willful act or gross neglect.

The parties understand that Lessee may have computers and other equipment used in the operation of its business in the premises, which may be impacted by the interruption in the electrical or air conditioning service. It is expressly understood and agreed that Lessor shall under no circumstances be liable to Lessee for damages or otherwise for any failure to furnish or interruption in the electrical or air conditioning service to the premises and Lessee shall be solely responsible therefore, unless the problem, failure or interruption is caused by Lessor’s willful act or gross neglect. Lessee may be allowed to install and use generators or other related equipment, subject to Lessor’s approval, as set forth in Paragraph 18, below.

13. Employee Parking; Parking Area Rules and Regulations. Lessor shall have the right from time to time to designate an area or areas within the parking area, or in reasonable proximity to the building, or to change and relocate the same, for the purpose of parking automobiles and other light vehicles for passenger transportation of Lessee, its permitted sublessees, licensees, concessionaires, agents, representatives and employees. Lessee, its permitted sublessees, licensees, concessionaires, agents, representatives and employees shall park said automobiles and vehicles only in the area or areas so designated by Lessor. Lessee shall within five (5) days after written notice from Lessor furnish to Lessor the state license numbers of said automobiles and vehicles.

Lessor shall have the right to police, regulate traffic in and otherwise control the use of parking and sidewalk areas. In furtherance of such right Lessor may promulgate reasonable rules and regulations with respect to such areas which shall be binding upon Lessee on notice to Lessee, including but not limited to, the assignment of parking stalls on a pro rata basis. For the enforcement of said rules and regulations, Lessor shall have all remedies in this lease provided for a breach of the terms of this lease, as if said rules and regulations were expressly incorporated herein and all legal or equitable remedies whether or not provided for in this lease. If the tenants in the building are encountering problems due to insufficient parking, as determined in Lessor’s reasonable judgment, then Lessor shall assign parking stalls to tenants of the building, which assignment (unless otherwise mutually agreed by Lessor and Lessee) shall result in Lessee being assigned not less than Lessee’s prorata share of the parking spaces for the building (as said prorata share is described in Section 10 of this Lease).

14. Destruction. In the event of damage causing a partial destruction of the premises during the term of this lease from any cause and in the sole judgment of Lessor repairs can be completed within one hundred eighty (180) days from the date of the damage under the applicable laws and regulations of governmental authorities, Lessor shall repair said damage within a reasonable time, but such partial destruction shall not invalidate this lease, except that Lessee, while such repairs are being made shall be entitled to a proportionate reduction of Basic Rent based upon the extent which the portion of the premises not useable by Lessee bears to the total area of the premises, provided that Lessor shall have no obligations in the event of damage or destruction by act or negligence of Lessee, his agents, employees and invitees.

If in the sole judgment of Lessor such repairs cannot be made within one hundred eighty (180) days, Lessor may, at its option, make the repairs within a reasonable time, this lease continuing in full force and effect and the Basic Rent to be proportionately abated as provided in the previous paragraph, or Lessor may elect not to make such repairs in which case this lease may be terminated at the option of either party by notice given at any time after Lessor elects not to make such repairs.

In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provisions of any statute or law permitting Lessee to terminate this lease are waived by Lessee. In the event that the building is destroyed to the extent of thirty-three and one-third percent (33-1/3%) or more of the then replacement cost thereof, Lessor may elect to terminate this lease, whether the premises are injured or not.

A total destruction of the premises or of the building in which the premises are located shall terminate this lease.

If repairs to the premises are effected by Lessor, Lessee, at its sole expense, shall replace and repair promptly its trade fixtures, equipment and other property of Lessee located on the premises.

Any other provision in this Lease to the contrary notwithstanding, if the premises, access to the premises and/or any part of the project that provides essential services to the premises is damaged in whole or in part from any cause and it is estimated that the time period to repair and restore the damage will be 180 days or more from the date of the damage using standard working methods and procedures, then Lessee shall have the right to terminate this Lease by delivering written notice to that effect to Lessor. Similarly, if any damage to the premises, access to the premises and/or any part of the project that provides essential services to the premises is damaged in whole or in part from any cause and such damage is not in fact fully repaired and restored within 180 days from the date of the damage (irrespective of any estimated time for completion of the repair and restoration), then Lessee shall have the right to terminate this Lease by delivery of written notice to that effect to Lessor.

15. Insurance. Lessee shall, during the entire term hereof, keep in full force and effect general liability insurance with respect to the demised premises, and the business operated by Lessee and any sublessees of Lessee in the demised premises with a combined single limit for bodily injury and property damage of not less than TWO MILLION DOLLARS ($2,000,000) per occurrence or such higher limits as Lessor may specify from time to time; provided, however, that (i) no such limit shall in any way limit Lessee’s liability or be construed as a representation of sufficiency to fully protect Lessee or Lessor; and (ii) Lessor shall not require an increase in such limits unless, and only to the extent, tenants of comparable space in the same geographic area of the premises are typically required to provide such insurance limits under their respective leases. Such insurance shall name Lessor, Lessor’s mortgage companies (if Lessor has notified Lessee of the identity thereof with instructions to list them as additional insureds), Lessor’s management agent (if Lessor has notified Lessee of the identity thereof with instructions to list it as an additional insured) and any other person, firms or corporation designated by Lessor, and Lessee as additional insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Lessor thirty (30) days’ prior written notice. The insurance shall be obtained from an insurance company approved by Lessor and a copy of the policy or a certificate of insurance shall be delivered to Lessor.

Lessee will procure at its own expense and will keep in force during the term of this lease insurance on all alterations, additions and improvements made on the premises against loss or damage by fire with extended coverage in a responsible insurance company, and in time of war against war damage to the extent such governmental insurance is obtainable at reasonable cost, in an amount as near as practicable to the full insurable value thereof, in the joint names of Lessor and Lessee as their interests may appear. In every case of loss or damage to such alterations, additions or improvements Lessee with all reasonable speed will use all proceeds of such insurance (excluding the proceeds of any use and occupancy insurance of Lessee) for rebuilding, repairing or otherwise reinstating the same alterations, additions and improvements in a good and substantial manner, and Lessee will make up from its own funds any deficiency in the insurance proceeds.

Lessee shall insure and keep insured any and all plate and other glass in and about the premises naming Lessor and Lessee as additional insureds. If not covered by insurance, Lessee shall be solely responsible for the replacement of any plate glass on the premises.

Lessor shall, during the entire term hereof, keep in full force and effect “all risk” insurance coverage on the building and related improvements from a responsible insurance company for the full insurable value thereof, subject to a commercially reasonable deductible.

Lessor and Lessee each waive any right to recover against the other claims or damages to property to the extent such damages and claims are insured against, or required to be insured against, by Lessor or Lessee under this Lease. The foregoing provision is intended to waive, fully and for the benefit of each party, any rights and/or claims that might give rise to a right of subrogation by any insurance carrier, and the foregoing waiver shall govern and control any contrary or inconsistent terms or provisions of this Lease.

16. Non-liability of Lessor. Lessee will and hereby does assume all risk of loss or damage to furniture, fixtures, supplies, merchandise and other property, by whomsoever owned, stored or placed in, upon or about the premises and does hereby agree that Lessor will not be responsible for loss or damage to any such property, whether or not caused by the negligence of Lessor and Lessee hereby agrees to indemnify and save harmless Lessor from and against any and all claims for such loss or damage, other than damage caused by the willful act or gross neglect of Lessor or arising out of a defect of which Lessor has been given reasonable notice in writing by Lessee and has failed through its willful act or gross neglect to correct. Without prejudice to the generality of the foregoing, Lessor shall not be liable for any damage to any property at any time stored or kept in the premises or in the building either from rain or any other water which may leak, issue or flow from any part of the building or from the pipes or plumbing of the same or from or through any other place or quarter, nor shall Lessor be liable for any damage to property in the building caused by accident involving the elevators, or for damage of any character arising out of defects of construction either of the building, or the premises or any machinery, equipment, electrical wiring or facility therein or failure or breakdown thereof or from lack of repair or proper operation of the same or from any other cause, unless Lessor shall have been given notice by Lessee of a defect causing such damage and within a reasonable time thereafter shall have failed to remedy such defect. Lessee shall give to Lessor prompt notice of any accident to or defect in any water or other pipes or plumbing, electric lights or fixtures or other equipment or appurtenances of the premises of which Lessee has actual knowledge (which shall be deemed to mean actual knowledge of Lessee’s on-site office manager.

17. Indemnity and Risk of Injury. Lessee will and does hereby assume all risk of personal injury or wrongful death occasioned by any nuisance made or suffered thereon, or resulting from any failure on the part of Lessee to maintain the premises in a safe condition, and Lessee hereby agrees to indemnify and save harmless Lessor from and against any and all claims for personal injury or wrongful death by third persons (including without limiting the generality of said term, officers, employees or agents of Lessee) arising out of, caused by, occasioned by or resulting from any such nuisance or failure to maintain, except where such injury or death is caused by the willful act or gross neglect of Lessor, or the failure of Lessor, after reasonable notice of a structural defect to repair the same. Without limitation, Lessee will indemnify and save harmless Lessor against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management of any work or thing whatsoever done by Lessee in or about, or from transactions of Lessee concerning the premises, and will further indemnify and save Lessor harmless against and from any and all claims arising from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed pursuant to the terms of this lease, or arising from any act or negligence of Lessee, or any of its agents, contractors, servants, employees, or licensees and from and against the costs, attorneys’ fees, expenses and liabilities incurred in or about any such claim of any action or proceeding brought thereon.

18. Repairs, Alterations and Liens. Subject to latent defects and any incomplete items of Lessor’s Work, Lessee agrees by taking possession of the premises that the premises are then in a tenantable and good condition; that Lessee at Lessee’s expense, except for services furnished by Lessor pursuant to paragraph 9, shall keep the premises in good order, condition and repair. Lessee waives any right to make repairs at the expense of Lessor. In the event Lessee fails to maintain the premises in good order, condition and repair, Lessor shall give Lessee notice to make such repairs. In the event Lessee fails so to do, Lessor shall have the option to make such repairs at the expense of Lessee. Lessor shall have no liability to Lessee for any damage, inconvenience or interference with use of the premises by Lessee as a result of the making of any such repairs. All damage or injury done to the premises by Lessee or by any persons who may be in or upon the premises shall be paid for by Lessee and Lessee shall pay for all damages to the building caused by Lessee’s misuse of the premises or the appurtenances thereto.

Lessee, after the completion of the construction pursuant to paragraph 6, shall not make or permit to be made any alterations, changes or additions to the premises without the prior written consent of Lessor. Lessee shall furnish complete plans and specifications covering any desired alterations, changes and additions. As a condition of giving such consent Lessor may require that Lessee agree that it will, at its expense and before the end of the term of this lease remove from the premises any and all of the alterations, changes and additions to be installed by Lessee and that the premises shall be put back to their original condition.

Lessee shall keep the premises and the building free and clear of any liens arising out of work performed or caused to be performed by Lessee and shall indemnify, hold harmless and defend Lessor from any liens and encumbrances arising out of any work performed or materials furnished to, by, or at the direction of Lessee. In the event any lien is filed, Lessee shall do all acts necessary to discharge any such lien within ten (10) days of filing, or if Lessee desires to contest any lien, Lessee shall deposit with Lessor such security as Lessor shall demand to insure the payment of the lien claim. In the event Lessee shall fail to pay any lien claims when due or shall fail to deposit the security with Lessor, then Lessor shall have the right to expend all sums necessary to discharge the lien claim and Lessee shall pay as additional rental, when the next rental payment is due, all sums expended by Lessor in discharging any lien, including attorneys’ fees and costs.

19. Access to the Premises. Upon not less than two (2) business days’ prior notice (or such shorter notice as is possible in the case of an emergency), Lessee shall permit Lessor and their agents to enter into and upon the premises at all reasonable times to inspect and examine the same and determine the state of repair and condition thereof, to maintain the building to perform any service provided by Lessor to Lessee hereunder and to make repairs, alterations and additions to and to inspect and examine any portion of the building including duct work, air-conditioning systems, utilities and similar facilities within the premises, with the right to erect and maintain such scaffolding, canopies, fences and props as may be required and all without any rebate of rent or liability to Lessee for any loss of occupation of quiet enjoyment of the premises thereby occasioned, provided, however, that all such work shall be done promptly and in such manner and during such hours as to cause as little interference as reasonably possible. Lessee agrees that Lessor and Lessor’s agents may retain a pass key to the premises and may enter the same by the use of such pass key for any of the foregoing purposes and that Lessor shall not be liable for the consequences of admitting or refusing to admit Lessee or any of Lessee’s agents or employees to the premises by the use of such pass key. Lessee will also permit Lessor to bring prospective tenants upon the premises to view the same at reasonable times from time to time within ninety (90) days prior to the expiration of said term.

20. Default. If Lessee (a) shall fail to pay the said rent or any part thereof promptly when due, whether or not notice or demand has been given or made by Lessor, or (b) shall fail to pay any other sum due Lessor under the terms of this lease within ten (10) days after notice by Lessor, or (c) shall fail to faithfully observe or perform any of the other covenants or agreements herein contained and on the part of Lessee to be observed and performed within thirty (30) days after notice of breach thereof or such longer period of time as is reasonably necessary if Lessee commences such cure within said thirty (30) days and thereafter diligently prosecutes the same, or (d) shall become bankrupt, go into receivership, or make an assignment for the benefit of creditors, or take or have taken against Lessee any proceedings of any kind under any provisions of the Federal Bankruptcy Act, or (e) shall abandon the premises, or (f) if this lease or any estate of Lessee hereunder shall be sold under any attachment or execution, then and in any such event Lessor may at once reenter the premises by means of a pass key or otherwise, with or without process of law, with or without notice to Lessee and with or without terminating this lease and may upon such entry remove from said premises all persons and property and use all necessary force therefor, and in all respects take the actual, full and exclusive possession of said premises and every part thereof without incurring any liability to Lessor or to any persons occupying or using said premises for any damage sustained by reason of such entry upon said premises or such removal of persons or property therefrom; and Lessee shall indemnify and save harmless Lessor from all cost, loss or damage whatsoever arising or occasioned thereby. Upon or without such entry, Lessor may, in the event of any such default, at its option terminate this lease and/or bring suit for summary possession against Lessee without prejudice to any other remedy or right of action for arrears of rent or for any preceding or other default. Should Lessor elect to reenter, as herein provided, or should they take possession pursuant to legal proceedings or pursuant to any notice provided by law, they may either terminate this lease or they may from time to time, without terminating this lease, relet the premises or any part thereof for a term or terms (which need not be the same as the remaining portion of the term of this lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable, with the right to make such alterations and repairs to the premises as may be reasonably necessary to relet. Upon each such reletting (a) Lessee shall be immediately liable to pay to Lessor, in addition to any indebtedness other than rent due hereunder, the cost and expense of such reletting and of such alterations and repairs, incurred by Lessor, and the amount, if any, by which the rent reserved in this lease for the period of such reletting (up to but not beyond the term of this lease) exceeds the amount agreed to be paid as rent for the premises for such period on such reletting; or (b) at the option of Lessor rents received from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of attorneys’ fees and real estate commissions paid and all other costs and expenses of such reletting and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder, otherwise such residue shall be the sole property of Lessor. If Lessee has been credited with any rent to be received by such reletting under option (a), and such rent shall not be promptly paid to Lessor by the new tenant, or if such rentals received from such reletting under option (b) during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No reentry or taking possession of the premises by Lessor shall be construed as an election on their part to terminate this lease unless a written notice of such intention be given to Lessee or unless the termination hereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this lease for such previous default. Should Lessor at any time terminate this lease for any default, they may recover from Lessee all damages they may incur by reason of such default, including the cost of recovering the premises, reasonable attorneys’ fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this lease for the remainder of the stated term over the then reasonable rental value of the premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor. In determining the rental which would be payable by Lessee hereunder, subsequent to default, the rental for the unexpired term shall be computed pro rata upon the basis of the average aggregate rentals paid for the expired portions of the term of this lease, or the thirty-six (36) months next preceding such default, whichever period is the shorter. The foregoing remedies of Lessor shall not be exclusive but shall be cumulative and in addition to all other remedies now or hereafter allowed by law or elsewhere provided for. Nothing herein contained shall limit or prejudice Lessor’s right to prove and obtain as damages arising out of any default or termination of this lease the maximum allowed by law. Lessee hereby irrevocably appoints Lessor as agents and attorneys-in-fact of Lessee to enter upon the premises in the event of any default by Lessee and to remove any personal property situated upon the premises and to place such property in storage for the account of, and at the expense of Lessee. In the event that Lessee shall not pay the cost of storing any such property after the property has been stored for a period of thirty (30) days or more, Lessor may sell any or all of such property at public or private sale in such manner and at such times and places as Lessor in its sole discretion may deem proper, without notice to Lessee or any demand upon Lessee for the payment of any part of such charges or the removal of any of such property, and shall apply the proceeds of such sale first to the cost and expenses of such sale, including attorneys’ fees actually incurred; second, to the payment of the costs of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due Lessor from Lessee under any of the terms thereof; and, fourth, the balance, if any, to Lessee. Lessee hereby waives all claims for damages that may be caused by Lessor’s removing and storing furniture and property, as herein provided, and will save Lessor harmless from loss, costs or damages occasioned Lessor thereby. Any other provision in this Lease to the contrary notwithstanding, in the event of termination or reentry due to Lessee’s default hereunder, Lessor shall be obligated to use reasonable efforts to relet the premises and to mitigate damages.

21. Lessor’s Right to Cure Defaults. All covenants and agreements to be performed by Lessee under any of the terms of this lease shall be performed by Lessee at its sole cost and expense and without any abatement of rent. If Lessee shall be in default of any provision of this lease after the expiration of applicable notice and cure periods, then, in addition to and not in limitation of Lessor’s rights set forth in paragraph 20, Lessor in its sole discretion and at its option may, but shall not be obligated so to do, and without waiving or releasing Lessee from any obligations of Lessee, make any payment or perform any other act which, if timely paid or performed by Lessee hereunder, would have avoided or cured such default. All sums so paid by Lessor and all costs incurred by Lessor in connection with any such payment or performance, together with interest thereon at the rate of twelve percent (12%) per annum from the date of such payment by Lessor or the performance of any such act by Lessor (or if Lessor has both paid and performed, from the earlier date), shall be deemed additional rent hereunder and, except as otherwise in this lease expressly provided, shall be payable to Lessor on demand or at the option of Lessor payable in such installments as Lessor may elect and may be added to any rent then due or thereafter becoming due under this lease and Lessee covenants to pay any such sum or sums and Lessor shall have (in addition to any other right or remedy of Lessor) the same rights and remedies in the event of the nonpayment thereof by Lessee as in the case of default by Lessee in the payment of the rent.

22. Surrender of the Premises. At the end of the lease term or any renewal thereof or other sooner termination of this lease, Lessee will peaceably deliver up to Lessor possession of the premises, together with all improvements and additions upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, ordinary wear and tear excepted. Lessee shall indemnify Lessor against any loss or liability resulting from delay by Lessee in so surrendering the premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Lessee may, upon the termination of this lease, remove all movable partitions of less than full height from floor to ceiling, all counters and all other trade fixtures installed by Lessee, title to which shall be in Lessee until such termination, repairing promptly at Lessee’s own expense all damage caused by such removal. Property not so removed shall be deemed abandoned by Lessee and title to the same shall thereupon pass to Lessor. Upon written request by Lessor made not less than sixty (60) days prior to the end of said term, Lessee shall remove before the end of said term all movable partitions, counters and other trade fixtures installed by Lessee and specified by Lessor and Lessee shall at its own expense promptly repair all damage caused by such removal. As used in this paragraph, the term “trade fixtures” means only and exclusively the following: equipment and machinery other than air-conditioning systems; movable partitions, mirrors and floor coverings other than hard surface bonded or adhesively affixed floor coverings; non-attached shelves, racks, tables, desks, cupboards, file cabinets and other furniture; safes, vaults, vault doors and their frames; curtains, draperies and their attaching fixtures; pictures, picture frames and other wall decorations and coverings other than bonded or adhesively affixed wall coverings; and non-attached lighting.

23. Security Deposit. Receipt of -0- ($0.00) is hereby acknowledged by Lessor as security for the full and faithful performance of all obligations of Lessee to be performed under this lease. If Lessee defaults in the performance of any of the terms hereof or abandons the premises, Lessor may use, apply or retain all or part of such security for the payment of rent or any other payment to be made by Lessee which is in default or of any other cost, expense or liability which Lessor may suffer by reason of such default. At the end of the lease term if Lessee is not in default the security or its balance shall be returned to Lessee. Lessee shall not be entitled to interest on the security deposit.

24. Assignment. Subordination and Attornment. Lessee shall not assign this lease voluntarily or by operation of law, or any right hereunder, nor sublet the premises nor any part thereof, nor allow any other person to use the whole or any part of the premises with or without a license, without the prior written consent of Lessor, which consent may be withheld in Lessor’s reasonable discretion; provided, however, that upon providing Lessor with thirty (30) days prior written notice, Lessee may assign or sublease without obtaining Lessor’s consent to: (i) any corporation into or with which Lessee may be merged or consolidated or which acquires all or substantially all of Lessee’s assets, or to any subsidiary, parent or affiliate of Lessee; or (ii) any contract partner, subcontractor or prime contractor working with Lessee on its business conducted from the demised premises. Notwithstanding the foregoing, if as of the date of this Lease the EDA has the right to approve or reject subleases and assignments by Lessee, Lessee shall not assign this lease voluntarily or by operation of law, or any right hereunder, nor sublet the premises nor any part thereof, nor allow any other person to use the whole or any part of the premises with or without a license, without the prior written consent of the EDA, which consent may be withheld in the EDA’s sole and absolute discretion.

In the event of any such permitted assignment, subleasing or use, such assignee, sublessee or user agrees to be bound by all of the terms and conditions of this Lease, as amended, and all laws, ordinances, rules and regulations now or hereafter made by any governmental authority or in connection with the use of the premises, including but not limited to the Kihei Research and Technology Park District ordinance (Ch. 19.33, Maui County Code), the Covenants Conditions and Restrictions and Reservation of Easements for the Maui Research and Technology Park and requirements of the EDA, as amended.

Unless consent is not required, as provided above, any assignment of this lease, voluntarily or by operation of law, or any subletting, licensing or use by other persons of the premises, without obtaining the prior written consent of Lessor, shall be void and at the option of Lessor shall terminate this lease. If this lease be assigned, or if the demised premises or any part thereof be sublet or occupied by anyone other than Lessee, Lessor may collect rent from the assignee, sublessee or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance by Lessor of any assignee, sublessee or occupant as lessee during the lease term or any extension thereof, or a release of Lessee, any mesne assignors or sublessors, from the further performance by Lessee, and any mesne assignors or mesne sublessors, of covenants on the part of Lessee herein contained during the lease term and any extension pursuant to paragraph 25 hereof.

25. Extensions. Any failure to completely surrender the demised premises to Lessor, as specified in paragraph 22 hereof, on or before the date set forth in paragraph 2 hereof (unless terminated as specifically allowed by this lease) shall be deemed to extend the term of this Lease on a month-to-month basis at the same rentals, terms and conditions specified in this Lease, and shall not be deemed to result in a new tenancy.

26. Signs. Lessee, at its expense, may install such signs as set forth in the MEDB Building Sign Criteria, attached hereto as Exhibit D. Written consent from the Lessor is at all times required prior to the installation of any signs. Lessor reserves the absolute right and power to prohibit Lessee from erecting, installing, painting, inscribing or placing on any exterior walkway, door, wall, window or other surface, whether interior or exterior, visible from the sidewalk, mall, or other area outside the premises, any sign, lettering, picture, placard or other visible mode of communication which Lessor in its sole discretion deems detrimental to the aesthetic or commercial purpose of the building or potentially dangerous or hazardous to persons or property, and Lessee shall, immediately upon being directed in writing by Lessor to do so, remove forever any such prohibited item as Lessor shall direct.

27. Rules and Regulations. Lessor, for the proper maintenance of the building and the premises, the rendering of good service, the protection and quiet enjoyment of tenants and the providing of safety, order and cleanliness, may from time to time make and enforce rules and regulations appropriate for such purposes but not inconsistent with the terms, covenants and conditions of this lease. Lessee shall observe and comply with all such rules and regulations so made.

28. Observance by Law. Lessee will not make or suffer any waste or strip and will not make or suffer any improper, offensive or unlawful uses of the premises and will at all times during the term keep the premises in good order and in a strictly clean and sanitary condition, and will observe and comply with all laws, ordinances, rules and regulations now or hereafter made by any governmental authority for the time being applicable to or in connection with Lessee’s use of the premises or any improvement thereon made by Lessee or the use thereof, and will indemnify the Lessor against all actions, suits, damages and claims by whomsoever brought or made by reason of the nonobservance or nonperformance of such laws, ordinances, rules and regulations or of this covenant.

In addition to the requirements set forth above, Lessee hereby covenants and agrees with Lessor that Lessee shall at all times during the term of this lease, comply with any and all governmental regulation of the demised premises regarding access of disabled persons, including without limitation, Title III of the Americans With Disabilities Act of 1990, 42 U.S.C. §12101 et seq. or any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder (collectively “Disability Access Laws”). Lessor shall not be liable for any failure by Lessee to comply with the requirements of the Disability Access Laws with respect to the premises during the term hereof and Lessee expressly releases Lessor from any and all liability for any failure by Lessee to so comply. Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims and demands for loss or damage, including claims for discrimination, personal injury, monetary damage or injunctive relief arising out of or in connection with any failure or alleged failure of the demised premises to comply with the Disability Access Laws, and Lessee shall reimburse Lessor for all costs and expenses, including reasonable attorneys’ and other professional or consultants’ fees, paid or incurred by Lessor in connection with the defense of any such claims including, but not limited to, all costs for research regarding settlement or other preventive measures which Lessor may take prior to the filing of such action or to attempt to prevent the filing of such an action.

29. Broker’s Commission. Lessor and Lessee represent and warrant that they have dealt with no broker or agent, in connection with the negotiation or execution of this lease, except that Lessor has been represented by Commercial Properties of Maui as its agent. Lessor will pay a commission to Commercial Properties of Maui for its services rendered on behalf of Lessee in connection with this lease, pursuant to a separate arrangement. Lessee covenants, warrants and represents that there was no broker instrumental in consummating this Lease and that no conversations or prior negotiations were had by Lessee with any broker concerning the renting of the premises. Lessee agrees to indemnify, defend and hold Lessor harmless against any claims for brokerage commission arising out of any conversations or negotiations had by Lessee with any broker, including, without limitation, the cost of counsel fees in connection therewith.

30. Action or Suit. Lessee agrees to pay all costs and reasonable attorneys’ fees which may be incurred or paid by Lessor in enforcing any of the covenants, conditions or agreements contained in this lease and all such amounts shall be deemed additional rent payable upon demand.

31. Condemnation. If the whole or any part of the premises shall be taken for public or quasi-public use by right of eminent domain with or without litigation, or transferred by agreement in connection with such public or quasi-public use, this lease, as to the part so taken or condemned or transferred, shall terminate as of the date possession thereof shall vest in the condemnor and the Basic Rent payable hereunder shall be adjusted so that Lessee shall be required to pay for the remainder of the term only such portion of the minimum rent as the area in the part remaining after the taking or condemnation bears to the area of the entire premises as of the date possession thereof vests in the condemnor.

In the event of such taking of condemnation by judgment, verdict or agreement, Lessor shall have the option to terminate this lease as of said date, or if all of the premises shall be so taken or condemned or such part thereof be so taken or condemned so that there does not remain a portion susceptible of occupation hereunder, this lease shall thereupon terminate.

All compensation awarded upon such condemnation or taking shall go to Lessor and Lessee shall have no claims thereto and Lessee hereby irrevocably assigns and transfers to Lessor any right to compensation or damages to which Lessor may become entitled during the term hereof by reason of the condemnation of all or a part of the premises.

If Lessee’s leasehold interest in the premises or any part thereof shall be taken by condemnation without a taking of the fee this lease shall not terminate and Lessee shall continue to pay in full the rent provided for herein, in the manner and at the times herein specified and, except only to the extent that Lessee is prevented from so doing by reason of any order of the condemning authority, Lessee shall continue to perform and observe all of the other covenants, agreements, terms and provisions of this lease as though such taking had not occurred. In the event of any such taking, Lessee shall be entitled to receive the entire amount paid by the governmental authority with respect to governmental occupancy during the term of this lease (whether paid by the authority as damages, rent or otherwise), Lessor’s right to damages being limited to its reversion and in the event any such governmental occupancy extends beyond the date of termination of this lease, all such amounts paid by the governmental authority shall be prorated as of the date of termination of the lease. Lessee covenants that at the termination of any such limited or specified period prior to the expiration of this lease, Lessee will, at its sole cost and expense, restore the premises and improvements thereon as nearly as may be reasonably possible to the condition which the same were in prior to such taking.

32. Successors. All of the covenants, agreements, terms and conditions contained in this lease shall apply to, accrue to and be binding upon Lessor and Lessee and their respective heirs, executors, administrators, successors and assigns.

33. Waiver. Either party’s failure to take advantage of any default or breach of covenant on the part of the other party shall not be construed as a waiver thereof, nor shall any custom or practice which may grow up between the parties in the course of administering this instrument be construed to waive or to lessen the right of the nondefaulting party to insist upon the performance by the other party of any term, covenant or condition hereof, or to exercise any rights given him on account of any such default. A waiver by either party of a particular breach or default shall not be deemed to be a waiver of the same or any other subsequent breach or default. The acceptance or payment of rent hereunder shall not be, or be construed to be, a waiver of any breach of any term, covenant or condition of this lease.

34. No Rent Reduction. Except as provided elsewhere under those provisions of this lease which specifically refer to rent reduction, Lessee shall not be entitled to any suspension, abatement or reduction of rent, nor to the recovery of any sums for any loss or damage on account of the interruption by reason of delays beyond the reasonable control of Lessor of the use of the premises nor of any of the services required to be furnished by Lessor hereunder.

35. Holding Over. If Lessee shall hold over after the expiration or sooner termination of this lease without Lessor’s prior written consent, Lessee shall remain bound by all the terms, covenants and agreements hereof except that the Base Rent shall be one and one-half (1-1/2) times the Base Rent for the month of the term, prorated on a daily basis for each day that Lessee remains in possession, and Lessee shall also be liable to Lessor for any damages from failure to surrender possession. If Lessee remains in possession with Lessor’s written consent, such tenancy shall be one from month-to-month, terminable by either party by not less than twenty-five (25) days’ prior written notice.

36. Notice. All notices hereunder shall be given in writing and shall be given or served for all purposes by being sent as mail, postage prepaid addressed to Lessee at its post office address hereinbefore specified or at such other post office address as Lessee may from time to time designate in writing by notice to Lessor, or to Lessor at its office in the building or any of the addresses Lessor may designate to Lessee and any such notice shall be deemed to have been served as of the date mailed.

37. Entire Agreement - No Warranties. The provisions of this lease constitute, and are intended to constitute, the entire agreement of the parties to this lease. No terms, conditions, warranties, promises or undertakings of any nature whatever, express or implied exist between the parties except as herein expressly set forth.

38. Interest on Past Due Amounts. Any amounts owing by either party under the terms of this lease shall carry interest from the date the same become due until paid at the rate of twelve percent (12%) per year and said interest shall be considered as a part of the rental payable hereunder

39. Late Charge. In the event that Lessee fails to pay all required monthly rent and rental-related charges by the tenth day of the month, Lessee shall pay Lessor a late charge of 5% of the entire monthly payment. The late charge shall compensate Lessor for administrative costs it may incur and other detrimental effects it may suffer because of Lessee’s failure to make the monthly payment when due and expected by Lessee.

40. Hazardous Materials.

(a) Definition. For purposes of this lease, “Hazardous Materials” means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including, without limitation, substances defined as “hazardous substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, “Hazardous Materials Laws”).

(b) Prohibited Conduct. Lessee will not cause or permit the storage, use, generation, or disposition of any Hazardous Materials in, on or about the premises, the building or the property by Lessee, its agents, employees, or contractors. Lessee will not permit the premises to be used or operated in a manner that may cause the premises, the building or the property to be contaminated by any Hazardous Materials in violation of any Hazardous Materials Laws. Lessee will immediately advise Lessor in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the premises, the building or the property of which Lessee has knowledge and Lessor has not been previously notified; and (2) all claims made or threatened by any third party against Lessee, Lessor, or the premises, the building or the property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the premises, the building or the property of which Lessee has knowledge and Lessor has not been previously notified. Without Lessor’s prior written consent, Lessee will not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the premises, the building or the property.

(c) Indemnification. Lessee will be solely responsible for and will defend, indemnify and hold Lessor, its agents and employees harmless from and against all claims, costs and liabilities, including attorneys fees and costs, arising out of or in connection with Lessee’s breach of its obligations in this section. Lessee will be solely responsible for and will defend, indemnify and hold Lessor, its agents and employees harmless from and against any and all claims, costs, and liabilities, including attorneys fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the premises, the building or the property and any other property of whatever nature located on the property to their condition existing prior to the appearance of Lessee’s Hazardous Materials on the premises, the building or the property. Lessee’s obligations under this section will survive the expiration or other termination of this lease.

41. Subordination to Mortgage. Lessee agrees that this lease shall be subordinate to any mortgage, deed of trust or other first lien (herein “mortgage”) that may now or hereafter be placed by Lessor upon the building or the real property upon which the building is situate; provided, that the mortgagee, beneficiary or first lien holder (herein “mortgagee”) named therein shall agree to recognize the lease of Lessee in the event of foreclosure or sale if Lessee is not in default hereunder after the expiration of any applicable notice and cure periods. If any mortgagee of the real property and building wishes to have this lease a prior lien to its mortgage, then and in such event, upon such mortgagee notifying Lessee to that effect this lease shall be deemed prior to the lien of such mortgage. Within fifteen (15) days of presentation, Lessee shall execute any documents which any such mortgagee may require to effectuate the provisions of this paragraph, provided that such documents include a reasonable nondisturbance clause.

42. Estoppel Certificates. From time to time, Lessee shall provide to Lessor within fifteen (15) days, upon written request therefor, estoppel certificates in recordable form certifying that, if such be the case, there are no outstanding breaches of the terms, conditions or covenants contained in this lease; that this lease is in full force and unmodified or, if modified, describing such modifications; and the dates to which the rents due under this lease have been paid and the amount of security deposit held by the Lessor.

43. Costs and Attorneys’ Fees. Each party (the “defaulting party”) will pay to the other party (the “non-defaulting party”), on demand, all costs and expenses, including attorneys’ fees, incurred by the non-defaulting party in enforcing any of the covenants herein contained, in remedying any breach by the defaulting party of its covenants, in recovering possession of the premises, in collecting any delinquent rent, taxes or other charges payable by the defaulting party hereunder, or in connection with any litigation commenced by or against the non-defaulting party (other than condemnation proceedings) to which the non-defaulting party, without any fault on its part, shall be made a party.

44. Severability. Any provision of this lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

45. Force Majeure. Time periods for Lessor’s or Lessee’s performance under any provisions of this lease shall be extended for periods of time during which the nonperforming party’s performance is prevented due to circumstances beyond the party’s control, including, without limitation, strikes, embargoes, governmental regulations, acts of God, war or other strife.

46. Partial Invalidity. Each term, covenant or condition of this lease shall be valid and enforced to the fullest extent permitted by law. If any term, covenant or condition of this lease or the application thereof to any person or circumstance to any extent is invalid or unenforceable, then the remainder of this lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

47. Captions and Section Numbers. The captions preceding paragraphs of this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such provisions of this lease.

48. Joint and Several Liability. In the event that there is more than one person or entity as Lessee hereunder, all obligations hereunder shall be joint and several.

49. Short Form Lease. This lease shall not be recorded by either the Lessor or the Lessee; provided, however, that upon the request of either the Lessor or Lessee, the other party shall execute and deliver a recordable short form lease, stating the names of the parties, the term, the description of the premises, and the nature of any options for renewal. The party requesting the short form lease shall pay for the recordation costs.

50. Entire Agreement. This lease constitutes the final, complete and exclusive statement between the parties to this lease pertaining to the premises, supercedes all prior and contemporaneous written or oral understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors, and assigns.

51. Applicable Law. This lease shall be governed by and construed in accordance with the laws of the State of Hawaii. The venue for any action with respect to this lease shall be in the State of Hawaii.

52. Counterpart. This lease may be executed in two or more counterparts, and when all counterparts have been executed, each counterpart shall be considered an original, but all counterparts shall constitute one and the same instrument, and in making proof of this instrument, it shall not be necessary to prove or account for more than one such counterpart.

53. Facsimile Signatures. Facsimile signatures shall be deemed valid, original signatures. Any party that executes this lease by facsimile signature shall deliver to the other party, the hard copy original signature page(s) of this document within seven (7) days after execution thereof; provided, however, than any failure to provide such hard copy shall not invalidate this lease that was executed by facsimile.

54. Consent. At any time that Lessor’s or Lessee’s consent, approval or discretion is required or is to be implemented, unless otherwise indicated herein, a reasonableness standard shall be deemed to apply, and neither party shall unreasonably withhold, condition or delay its consent or approval, nor exercise discretion in an unreasonable manner.

55. Exhibits. All exhibits referred to in this Lease shall be deemed incorporated in and made a part of this Lease.

56. Special Conditions.

(a) Tenant Improvement Allowance. Lessor will initially pay for Lessor’s Work as identified in Exhibit C attached hereto, which includes certain improvements being constructed for Lessee, the total cost of which is $180,912.00. The parties agree that Lessor will contribute a maximum of $35,552.00 towards this total cost and Lessee shall pay the balance of $145,360.00 (“Lessee’s Share”), which amounts shall be collectible as additional rent, as follows:

(i)	the amount of $70,360.00 on the Term Commencement Date; and

(ii)	the amount of $75,000.00 plus interest (based on 2.25% over the Federal Home Loan Bank of Seattle’s long term five-year interest rate on the Term Commencement Date) , amortized over the 59-month term of this lease, in monthly payments in addition to Base Rent.

On the Term Commencement Date, the parties shall execute a statement confirming the amount of Lessee’s Share, the interest rate and the amount of the monthly payment, substantially in the form attached hereto as Exhibit E.

(b) Options.

(i) Option Period. Lessor grants to Lessee the right and option to extend the term of this lease for one (1) additional five (5) year period, commencing on the first day of the 60th month and terminating on the last day of the 119th month, measured from the Term Commencement Date, under the same terms and conditions of this lease except as hereinafter set forth and on the following terms and conditions:

(1) Exercise of Option: Lessee may exercise each option by delivering written notice to the Lessor at the address set forth herein, or at such other address as may be designated by the Lessor, on or prior to one hundred eighty (180) days prior to the Expiration Date of the initial term of this lease.

(2) Lessee not in Default: Lessee shall not be permitted to exercise the option if Lessee is or has been in default under any of the terms, conditions, and provisions of this lease after the expiration of any applicable notice and cure periods.

(3) Time of Essence; Failure to Exercise Option: Time is of the essence with respect to this option. Lessee’s failure to exercise the option within a timely manner as stated above for any reason whatsoever shall result in the automatic termination and cancellation of the option.

(4) Lease Rent: Base Rent during the Option Period shall be negotiated between the parties hereto based on the fair market value of the premises based on comparable properties in the Maui Research and Technology Park area; provided, however, that in no event shall the Base Rent payable by Lessee for the Option Period or any period therein be less than the Base Rent payable by Lessee during the next preceding period.

In the event the Lessor and Lessee are unable to agree on a fair market value of the premises before the commencement of a ninety (90) day period prior to the beginning of the Option Period, then the fair market value may be determined by an impartial and disinterested, recognized real estate appraiser agreed upon or approved of by both parties.

In the event the parties are unable to agree on or approve of a single, impartial appraiser, then the fair market value shall be determined by three (3) impartial and disinterested, recognized real estate appraisers. Lessor and Lessee shall each appoint one appraiser and shall give the other written notice of such appointment, and if either fails to so appoint within ten (10) days after receipt of written notice of the appointment of an appraiser by the other, the one making the appointment may apply to the Judge of the Circuit Court of the Second Circuit of the State of Hawaii for appointment of a second appraiser. The two appraisers shall appoint a third appraiser, and if they fail to so appoint within ten days after the appointment of the second appraiser, either party may apply to said Judge for appointment of a third appraiser. The three appraisers shall determine such fair market value, and the decision of a majority of them shall be final, conclusive, and binding upon Lessor and Lessee; provided, however, that in no event shall the Base Rent payable by Lessee for the

Option Period or any period therein be less than the Base Rent payable by Lessee during the next preceding period. Lessor and Lessee each shall pay one-half of all proper costs and expenses of such appraisal, except for their respective attorneys’ and witnesses’ fees. In the event the appraisers have not reached a decision within sixty (60) days after the expiration of the initial lease term, Lessee shall continue to pay the same Base Rent for the Option Period as reserved herein for the next preceding period until the appraisal is completed, whereupon Lessee shall pay to Lessor the deficiency, if any, between such Base Rent and the new Base Rent determined by the appraisal.

AND IT IS HEREBY EXPRESSLY AGREED AND DECLARED that time is of the essence of this lease; that the term “premises” wherever it appears herein includes and shall be deemed or taken to include (except where such meaning would be clearly repugnant to the context) the office space demised and improvements now or at any time hereinafter comprising or built in the space hereby demised; that the paragraph headings herein are for convenience of reference and shall in no way define, limit or describe the scope of intent of any provisions of this lease; that the term “Lessor” in these presents shall include the above named Lessor and its successors and assigns; that the term “building” shall include all common areas both interior and exterior now or during the term of this lease used or useable in conjunction with the building or the premises; that in any case where this lease is signed by more than one person, the obligations hereunder shall be joint and several; and that the term “Lessee” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.

IN WITNESS WHEREOF, the parties hereto have executed this indenture the day and year first above written.

MAUI ECONOMIC DEVELOPMENT BOARD, INC.

By
	Its	President & CEO

By
	Its	Vice President
Lessor

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

By	/s/ Sean O. Casey
Its

By	Chief Executive Officer
Its
Lessee